Exhibit 99.1

GOLD AND MINERALS COMPANY, INC. ATTN: LARRY L. LOZENSKY P.O. BOX 5148 SCOTTSDALE, ARIZONA 85261-5148
VOTE BY INTERNET – www.transfer.com/proxy_materials
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on _______________, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ______________________________________.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
__________________	KEEP THIS PORTION FOR YOUR RECORDS

	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.				DETACH AND RETURN THIS PORTION ONLY

GOLD AND MINERALS COMPANY, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2:

					For	Against	Abstain

1.
Adoption of the Agreement and Plan of Merger, dated as of June 28, 2010, among El Capitan Precious Metals, Inc., Gold and Minerals Company, Inc. and MergerCo (a wholly owned subsidiary of El Capitan Precious Metals, Inc.)
					O	O	O

2.
Approval of the adjournment of the Gold and Minerals Company, Inc. special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting
					O	O	O

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus are available at www.transfer.com/proxy_materials.

Whether or not you plan to attend the Gold and Minerals Company, Inc. Special Meeting of Stockholders, your vote is important. Gold and Minerals Company, Inc. encourages you to vote promptly via the Internet, which is available 24 hours a day, seven days a week. See instructions on reverse side. If you have any questions or need assistance voting your shares, please call OTR, Inc., which is assisting Gold and Minerals Company, Inc., toll free at at 1-877-712-7725.

GOLD AND MINERALS COMPANY, INC.
Special Meeting of Stockholders
________________, 2010, 10:00 AM, local time

This proxy is solicited on behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of Notice of the Special Meeting of Stockholders and the proxy statement/prospectus related thereto and appoints Larry L. Lozensky, the attorney and proxy of the undersigned, with full power of substitution, to vote all the shares of common stock or Series A preferred stock of Gold and Minerals Company, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders to be held on ___________________, 2010, at 10:00 a.m. local time, at _____________________________, and at any adjournments or postponements thereof, with the same force and effect as if the undersigned had voted such shares in person thereat.

This proxy, when properly executed, will be voted in the manner set forth on the reverse side of this card. If any matter other than proposals 1 and 2 properly comes before the Gold and Minerals Company, Inc. Special Meeting of Stockholders or any adjournment or postponement thereof, or if this proxy is properly executed and returned but no direction is made, this proxy will be voted as recommended by the Board of Directors of Gold and Minerals Company, Inc.

THE GOLD AND MINERALS COMPANY, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Please mark, sign, date and return this proxy card promptly using the enclosed reply enveloped.

Continued and to be signed on reverse side.